Exhibit 99.3

FOR IMMEDIATE RELEASE

Wrigley Entering Tennessee after Acquiring Kraft Confectionery Brands
Chattanooga Facility To Produce Altoids

Chattanooga, Tenn. – June 29, 2005 – The Wm. Wrigley Jr. Company (NYSE: WWY) announced today that it has successfully completed the purchase of various confectionery assets of Kraft Foods Global, Inc. for $1.46 billion. As part of the transaction, Wrigley will own a Chattanooga-based production facility located on Jersey Pike.

Under terms of the sale, Wrigley is adding iconic brands such as Altoids®, Life Savers®, Creme Savers®, and Sugus®, as well as various regional and local brands and additional production capabilities.

Company officials said the Chattanooga facility, that currently produces Creme Savers® and Gummi Savers®, will play a significant role in Wrigley’s expansion into non-gum confections.

Darrell Splithoff, the Company’s Senior Vice President – Worldwide Supply Chain, said Wrigley plans to move production of popular Altoids mints to Chattanooga from Wales.  The 161,000-square-foot Chattanooga factory currently employs approximately 140 full-time employees and up to 100 temporary workers.

“As we looked at locations where we could manufacture Altoids in the U.S. where product demand is strongest, Chattanooga emerged as the clear leader,” Splithoff said.  “The facility’s strong quality record, experienced employees, and excellent location in terms of distribution made Chattanooga a natural choice for Altoids, and we are excited about adding our presence to Tennessee.”

Splithoff added, “This factory has the potential to become an important link in Wrigley’s overall confectionery supply chain, and we look forward to becoming an active part of the Chattanooga business community.”

Supply Chain Streamlining
As the Company integrates these new brands and facilities into its operations, Wrigley will also realign its supply chain globally.  Based on its recently completed global review, Wrigley plans to discontinue operations at a newly acquired Kraft facility in Bridgend, Wales.  Wrigley will also phase out manufacturing at its Chicago chewing gum plant and its gum base facility in Edison, N.J. over the next 18 months, transferring that production to other Wrigley locations.

“This transaction represents a significant reinforcement of our position as a world-class confectionery company; and while we must make some very difficult manufacturing and supply chain decisions that have significant implications for our associates, we believe these moves are necessary to best position the Company to achieve our long-term strategic business goals,” noted Bill Wrigley, Jr., Chairman, President & CEO.  “With our confectionery expertise and focus, we look for these newly acquired brands to flourish under Wrigley’s global umbrella.  They have a rich heritage and are well-loved and well-known as quality products by our customers and consumers.”

(continued)

Chattanooga Factory Now Under Wrigley Company Ownership

The Wrigley Company is a recognized leader in the confectionery field and the world’s largest manufacturer and marketer of chewing gum, with global sales of more than $4.0 billion.  The Company markets its world-famous brands in more than 180 countries.  Three of these brands – Wrigley’s Spearmint®, Juicy Fruit®, and Altoids® – have heritages stretching back more than a century.  Other brands include Doublemint®, Life Savers®, Big Red®, Boomer®, Pim Pom®, Winterfresh®, Extra®, Freedent®, Hubba Bubba®, Orbit®, Excel®, Creme Savers®, Eclipse®, Airwaves®, Alpine®, Solano®, Sugus®, Cool Air®, and P.K. ®.

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CONTACTS:
Mike Cohen		Christopher Perille
Ackermann Public Relations		Senior Director – Corporate Communications
Phone:	865-659-4750 (cell)	Wm. Wrigley Jr. Company
	865-584-0550 (office)	Phone:	312-804-2277 (cell)
312-645-4077 (office)

We may from time-to-time, in this document or documents incorporate by reference into this document, discuss our expectations regarding future events.  Statements and financial disclosure contained herein and in the documents incorporated by reference herein that are not historical facts are forward-looking statements with the meaning of the Private Securities Litigation Reform Act of 1995.  These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial conditions, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us.  Forward-looking statements generally will be accompanied by words such as “anticipate”, “believe”, “could”, “estimate”, “forecast”, “intend”, “may”, “possible”, “potential”, “predict”, “project” or other similar words, phrases or expressions.  Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate.  Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary.  Some of the important factors that could cause actual results to differ materially form the forward-looking statements are set forth in Exhibit 99(i) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, such list not being all inclusive, and are incorporated herein by reference.